THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 16, 2014, Giga-tronics Incorporated (the “Company”) amended its loan agreement with Partners For Growth IV, L.P. (“PFG”). Under the terms of the amendment, PFG made a revolving loan available to Giga-tronics in the amount of $500,000, the Company drew the entire amount on June 17, 2014. The Company now has total debt of $1.5 million with PFG. The amended loan agreement also provides for the Company’s ability to request an additional term loan of up to $500,000 in Fiscal 2015 if the Company meets certain financial goals.

The revolving loan has a three year term, and PFG has the right to convert the revolving loan into a term loan and require principal payments to be amortized over the remaining loan term. Interest on the revolving loan is fixed, calculated on daily basis rate equal to 12.50% per annum. Interest on the initial loan of $1.0 million remains 9.75% per annum. To stay in compliance with the loan terms, the Company must meet certain financial covenants associated with minimum quarterly revenues and monthly minimum shareholders’ equity. The lender can accelerate the maturity of the loan in case of a default. The Company can prepay the loan before maturity, even if PFG converts it to a term loan.

In connection with the original loan to the Company, PFG became entitled to warrants to ultimately purchase up to 300,000 shares of common stock in the future, dependent on the amount borrowed by the Company. With the initial loan of $1.0 million PFG received warrants for up to 180,000 shares of common stock. With the amendment of the $500,000 revolving loan PFG is receiving warrants for up to 80,000 shares of common stock. If PFG makes the additional $500,000 loan later in Fiscal 2015, PFG’s warrants entitle PFG to purchase the remaining 40,000 shares of common stock. The warrants were priced when the original loan agreement was entered at $1.42 per share. The warrant has a net exercise feature. Issuance of the warrant is exempt from registration under Section 4(2) of the Securities Act of 1933.

If the Company meets certain financial goals in Fiscal 2015, the 260,000 warrants associated with the total $1.5 million borrowed is reduced to 222,500 shares of common stock. Should PFG earn the rights to exercise the warrant for the additional 40,000 shares of common stock, that number will be reduced to 27,500 shares of common stock if the Company meets those financial goals.

In the event of any acquisition or other change in control of the Company, future public issuance of Company securities, liquidation (or substantially similar event) of the Company, or expiration of the warrants, PFG will have the right to exchange the warrant for $250,000 in cash if all loans are made or $217,000 if only the two loans totaling $1.5 million are made.

2.03     Creation of a Direct Financial Obligation or an Obligation under an off-balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above.

3.02     Unregistered Sale of Equity Securities

See discussion of the issuance of warrants to PFG under item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	GIGA-TRONICS INCORPORATED

By: /s/ Steven D. Lance
Vice President, Chief Financial Officer and Secretary

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